SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 19, 2002

CELL THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400
Seattle, WA 98119
(Address of principal executive offices) (Zip Code)

(206) 282-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or fomer address, if changed since last report.)

Item 5.    Other Events.

On November 19, 2002, the Registrant issued a press release announcing the commencement of an exchange offer of up to $102,900,000 principal amount of new 5.75% Convertible Senior Subordinated Notes due June 15, 2008 for up to $175,000,000 principal amount of existing 5.75% Convertible Subordinated Notes due June 15, 2008. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press release of Cell Therapeutics, Inc. issued on November 19, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

November 19, 2002	By:	/S/ LOUIS A. BIANCO
Louis A. Bianco Executive Vice President, Finance and Administration

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Index to Exhibits

Exhibit	Description
99.1	Press release of Cell Therapeutics, Inc. issued on November 19, 2002.